  EXHIBIT 99.1

Upexi Reports Record Digital Asset Revenue for Fiscal First Quarter 2026

Digital Asset Revenue was  Approximately $6.1 Million for the Quarter

Gross Profit Totaled $8.3 Million, up 183% Year-Over-Year

Net Income Increased to $66.7 Million, Compared to a Net Loss of $1.6 Million, Year-over-Year

Conference Call Scheduled for today, November 11, 2025, at 5:30 p.m. Eastern Time

TAMPA, Fla., November 11, 2025 (GLOBE NEWSWIRE) — Upexi, Inc. (NASDAQ: UPXI) (“Upexi” or the “Company”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced record digital asset revenue for the fiscal first quarter ended September 30, 2025.

Financial Highlights for the Quarter Ended September 30, 2025

•	Total revenue for the quarter was $9.2 million, compared to $4.4 million for the quarter ended September 30, 2024.

•	Revenue from operations from the consumer brands business totaled $3.2 million.
•	Digital Asset Revenue, which primarily consists of staking income, totaled $6.1 million.

•	Gross profit totaled $8.3 million, up 183% year-over-year due mainly to the addition of Digital Asset Revenue.
•	Net Income totaled $66.7 million, or $1.21 per share, compared to a net loss of $1.6 million, or ($1.55) per share, for the quarter ended September 30, 2024. This increase was largely the result of approximately $78.00 million in unrealized gain on our Solana treasury.
•	Cash and Cash Equivalents were $2.2 million as of September 30, 2025.
•	As of November 12, 2025 the Company had 59,918,609 shares of common stock outstanding.

“Early in 2025, we enhanced our cash management and treasury strategy to include holding the cryptocurrency Solana directly on our balance sheet. Today, substantially all our Solana is generating a meaningful yield, effectively turning our treasury into a productive, revenue-generating asset,” said Allan Marshall, Chief Executive Officer of Upexi. “We are pleased to report that this strategy delivered first quarter 2026 Digital Asset Revenue of $6.1 million and drove gross profit to $8.3 million, up 183% versus the year-ago quarter and a strong validation of our model. We are extremely proud of our progress as we continue to build the leading Solana treasury company, and we remain laser-focused on creating value for shareholders.”

Operational and Other Highlights During and Subsequent to the Quarter

•	Closed a $200 million concurrent private placement of common stock and convertible notes.
•	Announced a $500 million equity line agreement with A.G.P. to accelerate the growth of the Solana treasury strategy.

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•	Held a Special Meeting of Stockholders where stockholders approved increasing the number of shares the Company may issue, at its sole discretion, under its equity line.
•	Established the Upexi Advisory Committee and added Arthur Hayes, S◎L Big Brain, and Jon Najarian as members.
•	Attended investor conferences, including: Canaccord Genuity 45th Annual Growth Conference, 5th Annual Needham Virtual Crypto Conference, H.C. Wainwright 27th Annual Global Investment Conference, FT Partners FinTech Conference 2025, A.G.P.'s Digital Asset Treasury Showcase, Maxim Growth Summit, New Orleans Investment Conference, Uncorrelated Cayman 2025, and Cantor Crypto & AI/Energy Infrastructure Conference.

The Company’s Quarterly Report on Form 10-Q for this period is available on the SEC’s website and on Upexi’s IR website.

Conference Call Information

Event:	First Quarter 2026 Earnings Call
Date:	Tuesday, November 11, 2025
Time:	5:30 p.m. ET
Live Call:	1-877-407-9716 (U.S. Toll-Free) or 1-201-493-6779 (International)
Webcast	https://ir.upexi.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 25, 2025, and can be accessed by dialing 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International) and entering replay pin number: 13757131.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

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Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com

Media Relations Inquiries

Greg or Katie @STiR-communications.com

STiR-communications.com

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UPEXI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	June 30,
	2025	2025
	(Unaudited)
ASSETS
Current assets
Cash	$2,237,223	$2,975,150
Accounts receivable, net	284,261	157,515
Inventory, net	1,035,680	1,152,870
Due from VitaMedica transition	471,380	228,017
Prepaid expenses and other receivables	1,480,227	350,836
Current digital assets at fair value	212,832,396	49,913,655
Purchase price receivable - VitaMedica	2,000,000	2,000,000
Total current assets	220,341,167	56,778,043

Property and equipment, net	1,931,498	2,052,573
Intangible assets, net	143,923	163,113
Goodwill	848,854	848,854
Deferred tax asset	5,948,858	5,948,858
Investment in digital company	750,000	-
Digital assets at fair value, net of current	187,993,435	56,083,525
Other assets	200,690	192,123
Right-of-use asset, net	1,569,742	1,739,755
Total other assets	199,387,000	67,028,801

Total assets	$419,728,167	$123,806,844

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,184,897	$1,039,370
Accrued compensation	3,176,969	3,470,296
Deferred revenue	51,347	13,155
Accrued liabilities	947,076	356,064
Accrued interest	1,545,481	792,449
Acquisition payable	260,652	260,652
Current portion of promissory notes	560,000	560,000
Short-term treasury debt	50,000,000	20,000,000
Current portion of Cygnet subsidiary notes payable	5,380,910	5,380,910
Current portion of operating lease payable	521,702	691,010
Total current liabilities	64,629,034	32,563,906

Operating lease payable, net of current portion	1,145,439	1,145,440
Convertible notes payable	143,161,862	-

Total long-term liabilities	144,307,301	1,145,440

Stockholders' equity
Preferred stock, $0.00001 par value, 10,000,000 shares authorized, and 150,000 and 150,000 shares issued and outstanding, respectively	2	2
Common stock, $0.00001 par value, 300,000,000 shares authorized, and 58,893,261 and 38,270,571 shares issued and outstanding, respectively	589	383
Additional paid in capital	204,586,941	150,640,935
Retain earnings (accumulated deficit)	6,204,300	(60,543,822)
Total stockholders' equity	210,791,832	90,097,498

Total liabilities and stockholders' equity	$419,728,167	$123,806,844

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UPEXI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,
	2025	2024

Revenue
Revenue	$3,156,128	$4,356,515
Digital asset revenue	6,083,617	-
Total revenue	9,239,745	4,356,515

Cost of revenue	956,745	1,426,447

Gross profit	8,283,000	2,930,068

Operating expenses
Sales and marketing	1,067,555	1,041,425
Distribution costs	887,596	1,455,725
General and administrative	9,257,208	1,367,690
Unrealized (gain) on digital assets	(77,996,124)	-
Share-based compensation	5,756,398	141,298
Amortization of acquired intangible assets	19,190	19,190
Depreciation	135,902	239,905
	(60,872,275)	4,265,233

Income (loss) from operations	69,155,275	(1,335,165)

Other income (expense), net
Interest expense, net	(2,699,383)	(290,412)
Other income, net	292,230	-
Other expense, net	(2,407,153)	(290,412)

Income (loss) on operations before income tax	66,748,122	(1,625,577)

Income tax benefit (expense)	-	-

Net income (loss) from continuing operations	$66,748,122	$(1,625,577)

Basic income (loss) per share:
Income (loss) per share	$1.21	$(1.55)

Diluted income (loss) per share:
Income (loss) per share	$0.76	$(1.55)

Basic weighted average shares outstanding	55,340,634	1,045,429
Fully diluted weighted average shares outstanding	88,479,950	1,045,429

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